UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THORATEC CORPORATION

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Filed by Thoratec Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Thoratec Corporation

Commission File No.: 000-49798

To all employees:

For those of you who had the opportunity to listen to our earnings call yesterday, you know we had a strong second quarter and continue to be on-track with our revenue and earnings Vital Few goals for 2015. Our team’s efforts helped us create very solid growth in our second quarter both in the US and International markets. Well done!

We continue to make great progress with advancing each of our near-term clinical programs toward commercialization. Starting with HeartMate 3 in Europe, we’ve passed the six month follow up period for all patients enrolled in the CE Mark trial, and we completed the data submission to our Notified Body in early July. In addition, we recently announced the start of our HeartMate 3 less invasive surgical study in Europe. This small series of cases will attempt to demonstrate the surgical flexibility of HeartMate 3 and provide some real world experience with this technique prior to commercial approval. Our focus of course is increasingly on CE Mark approval and our European launch, which we still expect in the fourth quarter.

PHP had some notable accomplishments in recent months, most significantly the CE Mark approval obtained in July. Commercial sales have not yet started and should begin in a limited and phased rollout later this year and into 2016. In the U.S., we received unconditional approval from the FDA for our SHIELD II trial examining PHP in high-risk PCI cases, and we still expect to start enrollment in this study during the third quarter. It’s really gratifying as an organization to reach this point after years of hard work from our team to develop this product. Congrats to the PHP team!

Regarding our latest news with St. Jude Medical, we are still in the go-shop period which will expire towards the end of August. As a reminder, we have created an employee website to keep you informed, which includes updated FAQs as well as a recording of our recent employee meeting audio and presentation. We will continue to provide information as soon as it becomes available.

This is an exciting time for us at Thoratec. While one very successful chapter of our corporate history is coming to a close, the next even more exciting chapter is about to be written. And after all that we’ve accomplished as an independent company, I’m as excited as I’ve ever been about our future opportunities, including the potential for our products as a centerpiece offering among a broader continuum of care for heart failure patients. This, combined with the coming improvement in our technology offerings, I think will mark the beginning of LVAD therapy’s emergence as a mainstream late stage heart failure therapy. I told our investors the following yesterday: “Lastly, because this may be the final Thoratec earnings call as an independent public company, I want to take a moment to thank our customers, patients, our Board of Directors, and our investors for their many years of patience and tireless efforts that have helped us reach this point as a company, a therapy and an industry. I particularly want to thank our employees. Thoratec was founded almost forty years ago on the belief that the epidemic of end-stage heart failure need not be the death sentence it had become. The path we’ve traveled since has been, at turns both harder and longer than anyone might have predicted. But along the way, we collected so many bright and passionate people who became committed to our mission, and have worked shoulder to shoulder with our clinicians to see the realization of that mission. As a result of their dedication, tens of thousands of lives have been saved and extended, and a great deal of value has been created for our shareholders. I consider myself very privileged to have been associated with Thoratec for approximately two decades now as either CEO or Director, and to have led this team.”

Stay tuned for more updates, and keep up the great work.

Best,

Keith

Important Information

Additional Information and Where to Find It

Thoratec Corporation. (“Thoratec” or the “Company”) intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with its proposed acquisition by St. Jude Medical, Inc., a Minnesota Corporation (“St. Jude Medical”) and furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, THORATEC’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Thoratec with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Thoratec by contacting Thoratec’s Investor Relations by telephone at (925) 847-8600, or by mail Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, Attention: Investor Relations, or by going to Thoratec’s Investor Relations page on its corporate website at www.thoratec.com.

Participants in the Solicitation

Thoratec and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Thoratec in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Thoratec is included in proxy statement for its 2015 Annual Meeting, which was filed with the SEC on March 24, 2015, and is supplemented by other public filings made, and to be made, with the SEC by Thoratec.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Thoratec’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to the Thoratec’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Thoratec assumes no obligation to update any forward-looking statement contained in this document.